                                                                     Exhibit 4.4


                                 [FORM OF NOTE]

      EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

      Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC" or the "Depository"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.

                               THE TIMKEN COMPANY

                                   $-,000,000

-                                                     CUSIP -

                                 -% Notes due -

      THE TIMKEN COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of - on -, unless earlier redeemed as herein provided, and to pay interest thereon from February -, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on - and - in each year, commencing -, 2003, at the rate of -% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date.

      This Note is one of the duly authorized securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of February -, 2003 (the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and the Officers' Certificate filed with the Trustee on February -, 2003 creating such series (the "Officers' Certificate") reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Company's -% Notes due - in the aggregate principal amount of $-,000,000.

      The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.

      Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such interest, to be fixed by the Trustee pursuant to Section 2.11 of the Indenture, which shall be set not more than 15 calendar days and not less than 10 calendar days prior to the date set by the Company for payment of such Defaulted Interest and not less than 10 calendar days after receipt by the Trustee of notice from the Company of the proposed payment of Defaulted Interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      Payment of the principal of and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by check or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear in the Register and all payments of principal may be paid by official bank check to the Holder or other person entitled thereto against surrender of such Note.

      The Notes shall be redeemable at the option of the Company prior to the Stated Maturity, in whole or in part, at any time. The Company shall mail notice of its intent to redeem the Notes at least 30 calendar days but no more than 60 calendar days prior to the date of redemption (the "Redemption Date"). If the Company redeems all or any part of this series pursuant to the provisions of this paragraph, it shall pay a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) from the Redemption Date to the Stated Maturity of the Notes being redeemed, in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus - basis points, plus, in each case, accrued interest on the Notes to be redeemed to the Redemption Date.

      "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

      "Quotation Agent" means Morgan Stanley & Co. Incorporated or another Reference Treasury Dealer appointed by us.

      "Reference Treasury Dealer" means (1) each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, any other dealer selected by Morgan Stanley & Co. Incorporated, and the respective successors of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that date of redemption.

      The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other existing and future senior unsecured obligations of the Company.

      The Notes of the series are initially limited to $-,000,000 aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Notes of this series in all respects and so that such additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived.

      The Notes are not entitled to the benefit of any sinking fund.

      The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

      The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (with each series voting as a class) to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes.

      The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected (with each series voting as a class), on behalf of all of the Holders of all Notes of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected. Any such consent or waiver by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      If any provision of the Officers' Certificate, including any definitions contained therein, is inconsistent with any other provision or definition contained in the Indenture, the provisions of the Officers' Certificate shall be controlling for the purposes of this Note.

      No reference herein to the Indenture or to the Officers' Certificate and no provision of this Global Note, the Indenture or the Officers' Certificate shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable in the Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Note of this series for the same aggregate principal amount will be issued to the designated transferee or transferees. The Trustee initially shall be the Registrar and the Paying Agent for the Notes.

      No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      In the event that the Depository or another depository in respect of the securities of this series is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days, the Holder hereof shall surrender this Global Note to the Trustee for cancellation whereupon, in accordance with Section 2.09 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Notes of this series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of this Global Note at the time outstanding in exchange for this Global Note.

      This Note shall be governed by and construed in accordance with the law of the State of New York.

      All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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      IN WITNESS WHEREOF, The Timken Company has caused this instrument to be signed (i) by its Chairman of the Board of Directors, the president or any vice president and (ii) by any executive vice president, controller, treasurer, assistant treasurer or the secretary or any assistant secretary, manually or in facsimile.

Dated:  February -, 2003







                                          THE TIMKEN COMPANY



                                          By
                                            ----------------------------------
                                            [                           ]
                                            [                           ]

                                          By
                                            ----------------------------------
                                            [                           ]
                                            [                           ]

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes issued under the within mentioned Indenture.

                                                THE BANK OF NEW YORK,
                                                as Trustee

                                                By
                                                    ---------------------------
                                                      Authorized Signatory


Dated: February -, 2003


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